Exhibit 99.1

17 Reinsurance Review Reinsurance Review 2006-2007 treaty renewed with no meaningful change in pricing, terms or conditions $1 million retention on all claims Retaining some risk above $1 million 5% in the first layer ($4mil xs of $1mil) 2% in the second layer ($11mil xs of $5mil) Reflects confidence in claims handling and our strong capital position 2006-2007 treaty renewed with no meaningful change in pricing, terms or conditions $1 million retention on all claims Retaining some risk above $1 million 5% in the first layer ($4mil xs of $1mil) 2% in the second layer ($11mil xs of $5mil) Reflects confidence in claims handling and our strong capital position Our Treaties Renew October 1st Each Year Our Treaties Renew October 1st Each Year